UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018

QTS Realty Trust, Inc.

Quality Tech, LP

(Exact name of registrant as specified in its charter)

Maryland (QTS Realty Trust, Inc.) Delaware (Quality Tech, LP)	001-36109 333-201810	46-2809094 27-0707288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 814-9988

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed, QTS Realty Trust, Inc. (the “Company”) and Daniel T. Bennewitz, the Company’s Chief Operating Officer—Sales, Marketing and Product, agreed on February 20, 2018 that Mr. Bennewitz would leave the Company and QualityTech, LP, the Company’s operating partnership (the “Operating Partnership”), before the end of 2018. In connection with Mr. Bennewitz’s departure, on May 3, 2018, the Company, the Operating Partnership, Quality Technology Services, LLC and Mr. Bennewitz entered into a transition agreement outlining the terms of his transition and departure (the “Transition Agreement”).  The Transition Agreement provides that Mr. Bennewitz will retire effective December 31, 2018 (the “Retirement Date”).

Pursuant to the Transition Agreement, in the event the Chief Executive Officer of the Company, in his discretion, determines that Mr. Bennewitz’s employment shall terminate prior to the Retirement Date, and the termination shall not be for cause, Mr. Bennewitz shall remain entitled to payment of his current salary and shall remain eligible to participate in the Company’s benefit plans and programs through the Retirement Date. Pursuant to the terms of the Transition Agreement, Bennewitz will use best efforts to deliver on certain Company performance objectives for fiscal year 2018 during the remaining period of his employment, or, if earlier, until asked to step down from his current position while continuing to work on select projects. Following termination of his employment, Mr. Bennewitz’s previously granted equity awards, if not previously vested in full, will continue to vest in accordance with their terms and, in the case of stock options, shall be exercisable for 90 days from the final vesting date of such options. Pursuant to the terms of the Transition Agreement, Mr. Bennewitz agreed to waive his right to terminate his employment for good reason, as such term is defined in his employment agreement dated April 11, 2017 (the “Employment Agreement”), after May 3, 2018, and to an extension of his non-competition obligation set forth in his Employment Agreement for one year beyond the final vesting date of his equity awards referenced above.  Mr. Bennewitz also agreed to a release of claims in favor of the Company and affirmed his obligations to maintain the confidentiality of Company information.  He will also be entitled to receive a bonus in respect of the 2018 calendar year (subject to the achievement of Company financial performance objectives applicable to senior executives), on the same terms applicable to Company executives that remain in service, provided that, on the date his employment terminates, Mr. Bennewitz agrees to a release of claims in favor of the Company related to his employment through the date of his termination.  Except as modified by the Transition Agreement, as expressly stated therein, the Employment Agreement will remain in full force and effect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

	By:	/s/ Shirley E. Goza
Shirley E. Goza
Secretary, Vice President and General Counsel
May 4, 2018

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